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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2009

Dear Stockholder:

        This letter accompanies the Proxy Statement for the Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos") that will be held at the offices of Kratos at 4810 Eastgate Mall, San Diego, California, on Thursday, June 4, 2009 at 10:00 a.m. local time. We hope you will be able to attend the meeting in person.

        At our Annual Meeting, our stockholders will be asked to elect six directors to our Board of Directors; to adopt and approve a reverse stock split of Kratos' common stock and amendment to Kratos' Certificate of Incorporation; to ratify the Board's selection of Grant Thornton LLP as Kratos' independent auditors; and to transact such other business as may properly come before the meeting or any adjournment thereof.

        Following the formal Annual Meeting, we will also present a report on our operations and activities and management will be pleased to answer your questions about Kratos and our business.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the matters that our stockholders will vote at the upcoming Annual Meeting, and we urge you to read these materials carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD(S) OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS AND WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. For specific instructions on voting, please refer to the instructions on the proxy card. If you wish to attend the meeting in person, you must contact our Stock Administrator via email at stockquestions@kratosdefense.com or (858)  812-7300 by not later than 5:00 P.M Pacific Daylight time on May 28, 2009. If you do attend the meeting in person, you may revoke your proxy and vote in person at the Annual Meeting if you so desire.

Sincerely,

Eric DeMarco President and Chief Executive Officer

        This proxy statement is dated April     , 2009 and is being first mailed to Mentor shareholders on or about April     , 2009.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4810 EASTGATE MALL
SAN DIEGO, CA 92121
(858) 812-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 4, 2009

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), will be held on Thursday, June 4, 2009 at 10:00 a.m. local time at the offices of Kratos, 4810 Eastgate Mall, San Diego, California, 92121, for the following purposes:

  1.
  To elect a board of six directors to serve until the next annual meeting, or until their successors are duly elected and qualified.

  2.
  To approve an amendment to our Amended and Restated Certificate of Incorporation effecting a reverse split of our common stock;

  3.
  To ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 27, 2009.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Our Board of Directors has fixed the close of business on April 5, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 4810 Eastgate Mall, San Diego, California, 92121.

By Order of the Board of Directors,

Eric DeMarco President and Chief Executive Officer

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AS TO THE MATTERS ON WHICH THE BALLOT IS CAST AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4810 EASTGATE MALL
SAN DIEGO, CA 92121

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 4, 2009

General

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting"), of Kratos Defense & Security Solutions, Inc. ("Kratos" or the "Company") to be held on June 4, 2009, at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

        The Annual Meeting will be held at Kratos' offices located at 4810 Eastgate Mall, San Diego, California, 92121.

        We intend to mail this proxy statement and accompanying proxy card on or about April     , 2009 to all stockholders entitled to vote at the Annual Meeting.

        All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions Inc., a Delaware corporation, and its subsidiaries.

Solicitation and Revocation of Proxy

        Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies in the following manner:

  (1)
  FOR each proposal; and

  (2)
  In their best judgment with respect to any other matter that may properly come to a vote at the meeting.

The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

        If you give a proxy, you may revoke it at any time before its use, either:

  (1)
  by revoking it in person at the annual meeting;

  (2)
  by writing, delivered to our Corporate Secretary at 4810 Eastgate Mall, San Diego, California, 92121 before the proxy is used; or

  (3)
  by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

Record Date

        Only stockholders of record as of the close of business on April 5, 2009 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or at any subsequent meeting due to an adjournment of the original meeting. We are mailing this proxy statement and the accompanying proxy card on or about April     , 2009 to all stockholders of record as of April 5, 2009.

Shares Outstanding and Voting Rights

        On the record date, April 5, 2009, we had two classes of voting stock outstanding, common stock and preferred stock. At April 5, 2009, 129,832,190 shares of common stock were issued and outstanding and 10,000 shares of Series B Convertible Preferred Stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote and each outstanding share of Series B Convertible Preferred Stock entitles the holder to one hundred votes on all matters to be voted upon at the Annual Meeting.

How to Vote

        You can vote by mail, over the Internet, by telephone or in person.

  To vote by mail:

  (1)
  Mark, sign and date your proxy card; and

  (2)
  Return your proxy card in the enclosed postage paid envelope.

  To vote over the internet:

  (1)
  Have your proxy card available;

  (2)
  Log on to the Internet and visit the website address provided on your proxy card;

  (3)
  Follow the instructions provided; and

  (4)
  Do not mail your proxy card.

  To vote by telephone:

  (1)
  Have your proxy card available:

  (2)
  Call the toll-free number listed on your proxy card;

  (3)
  Follow the instructions; and

  (4)
  Do not mail your proxy card.

  To vote in person if you are a registered stockholder:

  (1)
  Contact our Stock Administrator via email at stockquestions@kratosdefense.com or via telephone at (858) 812-7300 by no later than 5:00 P.M. Pacific Standard Time on May 28, 2009.

  (2)
  Attend our Annual Meeting;

  (3)
  Bring a valid photo identification; and

  (4)
  Deliver your completed proxy card or ballot in person.

  To vote in person if you hold your Kratos shares in "street name" (through a bank or broker):

  (1)
  Submit a later-dated proxy by mail;

  (2)
  Recast your vote via the Internet or by telephone;

  (3)
  Attend our annual meeting and vote in accordance with the procedures described above; or

  (4)
  Submit a written notice of revocation to our offices that is received before the proxy is used.

        Votes submitted via the Internet or by telephone must be received by 11:59 P.M., Central Daylight Time on June 3, 2009. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

        Each of the Kratos 401(k) Plan and the SYS Technologies 401(k) Plan provides that the trustees of each of these respective 401(k) Plans will vote the shares of our common stock that are not directly voted by the participants in the respective plan. If the trustees do not receive voting instructions from participants of the respective 401(k) Plans, the trustees may vote the shares of our common stock under each such plan in the same proportion as the shares voted by all other respective plan participants. If the trustees receive a signed but not voted proxy card, the trustees will vote such shares of our common stock according to the Board's recommendations.

Counting Votes

        The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present. A majority in voting power of the shares entitled to vote represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the annual meeting. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

Broker Non-Votes

        A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include approval of and amendments to stock plans.

Cost and Method of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder Proposals

        Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders or wishes to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at 4810 Eastgate Mall, San Diego, California, 92121. The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2010 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), is December 22, 2009. Pursuant to

Rule 14a-8(d), such proposals, including any accompanying supporting statements, may not exceed 500 words. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on March 5, 2010 nor earlier than the close of business on February 4, 2010 (the "Submission Period"). Our Bylaws provide that, in the event that the date of our 2010 annual meeting of stockholders is advanced or delayed by more than thirty days of the anniversary date of our 2009 Annual Meeting, stockholder proposals or director nominations that are not to be included in our proxy statement and form of proxy for our 2010 annual meeting must be submitted (i) during the Submission Period or (ii) no later than the tenth day following the day on which public announcement of the date of our 2010 annual meeting of stockholders is first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Annual Report

        Our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 will be mailed to stockholders of record as of April 5, 2009. Our Annual Report does not constitute, and should not be considered, a part of this Proxy Statement.

        A copy of our Annual Report is available online at www.sec.gov, and will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on April 5, 2009. Requests should be directed to Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, California 92121; Attention: Investor Relations.

 CORPORATE GOVERNANCE

Our Corporate Governance Practices

Corporate Governance Guidelines

        Our Board has adopted corporate governance guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at www.kratosdefense.com.

Director Independence

        Our Board has unanimously determined that four of our Directors standing for election, Messrs. Anderson, Carano, Hoglund and Jarvis, who constitute a majority of our Board, are "independent" Directors as that term is defined by NASD Marketplace Rule 4200(a)(15). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent Director, that none of the independent Directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board determined that Mr. DeMarco is not "independent" because he is our President and Chief Executive Officer. Further the Board determined that Mr. Liberatore is not "independent" because of his employment with Kratos in the prior three years.

Nominations for Directors

        The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee will consider and evaluate any recommendation for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of Kratos' common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with our established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by us no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year's annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Corporate Secretary in writing at 4810 Eastgate Mall, San Diego, California 92121 and must contain the following information:

  •
  A statement by the stockholder that he/she is the holder of at least 1% of Kratos' common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  The candidate's name, age, contact information and current principal occupation or employment;

  •
  A description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  The candidate's resume; and

  •
  Three references.

        The goal of the Nominating and Corporate Governance Committee of our Board is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. In doing so, the Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our board of directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our board of directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our board of directors.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Stockholder Communications with Directors

        The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com. Stockholders and other interested parties may communicate with one or more members of the Board or the non management Directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, California, 92121.

        The Board has instructed the Corporate Secretary to review all communications so received and to exercise his or her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any Director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the Directors.

Code of Ethics

        Our Board has adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, California, 92121, Attention: Investor Relations. Each of our Directors, employees and officers, including our chief executive officer, chief financial officer and corporate controller, and all of our other principal executive officers, are required to comply with the Code of Ethics. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

        Our Board is responsible for overseeing the management of our business. We keep our Directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our Directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

        Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2008, the Board held four regularly scheduled meetings and three special meetings and acted by unanimous written consent four times. Each of our Directors attended at least 75% of the Board meetings he was eligible to attend, and with the exception of Mr. Carano, each Director attended at least 75% of the meetings of each committee of the Board on which he was serving. Three of our Directors attended last year's annual meeting of stockholders.

        Our Board of Directors has adopted a "Director Attendance at Annual Meeting Policy" which is available for review on our website at www.kratosdefense.com.

Committees of the Board of Directors

        Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee has been established in accordance with Section 3(a)58(A) of the Exchange Act. In accordance with NASDAQ Marketplace listing standards, each committee is comprised solely of non-employee, independent directors. Charters for each committee are available on our website at www.kratosdefense.com. The information on our website is not a part of this Proxy Statement.

Audit Committee

        Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASD Marketplace Rule 4200(a)(15), and meets all other qualifications under NASD Marketplace Rule 4350(d)(2), the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission. Our Board has also affirmatively determined that Mr. Hoglund qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K of the Securities Act of 1933. During 2008, the Audit Committee held four regular meetings and one special meeting.

        The Audit Committee acts pursuant to a written charter, which charter is reviewed at least annually by the Audit Committee. The Audit Committee Charter is also available for review on our website at www.kratosdefense.com. The Audit Committee Charter was last revised by the Audit Committee in September 2006 and reviewed by the Audit Committee in February 2008, and the Audit

Committee believes that its Charter in its current form, adequately meets the needs of the Company as well as the requirements of NASD Marketplace Rule 4350(d)(1).

        Under its Charter, the Audit Committee:

  •
  Is directly and solely responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors;

  •
  Oversees the audit activities of our independent auditors with such independent auditors reporting directly to the Committee;

  •
  Reviews and discusses with our independent auditors, the scope, results and integrity of our annual audit and financial statements, our compliance with legal and regulatory requirements and the performance of our internal auditors;

  •
  Oversees risk management, legal compliance and ethics and reviews related party transactions;

  •
  Consults with our independent auditors to ensure rotation of the lead audit partner at least every five years and the timing of such rotation;

  •
  Oversees the independence of our independent auditors;

  •
  Evaluates our independent auditors' performance; and reviews and considers our independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and

  •
  Reviews compliance with certain corporate policies and discharges such other duties as may from time to time be assigned to it by the Board.

Compensation Committee

        Our Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASD Marketplace Rule 4200(a)(15). During 2008, the Compensation Committee met four times and acted by unanimous written consent one time. Our Board has adopted a charter for the Compensation Committee which is available for review on our website at www.kratosdefense.com.

        Under its Charter, the Compensation Committee:

  •
  Takes any and all action which may be taken by the Board with respect to fixing the compensation level of our officers employees, including the compensation of our Chief Executive Officer;

  •
  Develops and implements compensation policies that will clearly articulate the relationship of corporate performance to executive compensation and will attract and retain high quality executives;

  •
  Proposes for adoption by the Board and, if applicable, ratification by our stockholders, compensation plans, including but not limited to, stock option, stock appreciation rights, pension and profit sharing, stock purchase and deferred compensation plans and other similar programs and any amendments thereto or terminations thereof;

  •
  Grants rights, sets participation guidelines and interests in compensation plans to eligible participants;

  •
  Reviews and approves other such compensation matters referred to the Committee by the Board or the Chief Executive Officer;

  •
  Prepares a report to be filed with the Proxy Statement or Information Statement disclosing our compensation policies which are applicable to our Executive Officers; and

  •
  Reports from time to time to the Board on the Committee's actions.

Nominating and Corporate Governance Committee

        On February 27, 2008, our Board established a Nominating and Corporate Governance Committee composed of Messrs. Andersen, Carano, Hoglund (Chairperson) and Jarvis. The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of Directors. The Nominating and Corporate Governance Committee met three times in 2008. Our Board has adopted a charter for the Nominating and Corporate Governance Committee and a copy of that charter is available for review on our website at www.kratosdefense.com.

        Under its Charter, the Nominating and Corporate Governance Committee:

  •
  Monitors the size and composition of our Board;

  •
  Considers and makes recommendations to the Board with respect to the nominations or elections of Directors;

  •
  Monitors our corporate governance policies and practices, and ensures compliance with our Corporate Governance Guidelines;

  •
  Makes recommendations to our Board regarding proposed changes in corporate governance policies and practices as may be required by generally accepted best practices from time to time; and

  •
  Conducts and oversees periodic performance evaluations of management and the Board and its committees.

        In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers the following factors:

  •
  The appropriate size of our Board and its committees;

  •
  Management succession plans;

  •
  The needs of Kratos with respect to the particular talents and experience of its Directors;

  •
  The knowledge, skills and experience of nominees, including experience in the government contracting industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

  •
  Each Director's experience with accounting rules and practices;

  •
  Applicable regulatory and securities exchange/association requirements; and

  •
  Appreciation of the relationship of our business to the changing needs of society.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 5, 2009, by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each Director and nominee for Director, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and Directors as a group.

	Beneficial Ownership(1)
	Common Stock			Series B Convertible Preferred Stock		Common Shares on an As-Converted Basis
Identity of Owner or Group	Shares		% Ownership	Shares	% Ownership	Shares	% Ownership
Named Executive Officers
Eric DeMarco	2,148,971	(2)	1.63%	—	—	2,148,971	1.62%
Deanna Lund	415,263	(3)	*	—	—	415,263	*
Howard Bates	572,594	(4)	*	—	—	572,594	*
Laura Siegal	136,229	(5)	*	—	—	136,229	*
Directors
Scott Anderson c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	724,012	(6)	*	—	—	724,012	*
Bandel Carano Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94302	5,591,955	(7)	4.30%	—	—	5,591,955	4.27%
William Hoglund 434 35th Avenue Seattle, WA 98122	120,000	(8)	*	—	—	120,000	*
Scot Jarvis c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	714,012	(9)	*	—	—	714,012	*
Samuel Liberatore 106 Betts Spring Drive Huntsville, AL 35824	17,333	(10	*	—	—	17,333	*
5% Stockholders:
Series B Preferred Stock
Sean Tayebi	2,188,307		1.69%	10,000	100.00%	3,188,307	2.44%
Common Stock
T. Rowe Price 100 E. Pratt Street Baltimore, MD 21202	13,233,205	(11)	10.19%	—	—	13,233,205	10.11%
State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	9,559,784		7.36%	—	—	9,559,784	7.31%
Wellington Capital Management 75 State Street Boston, MA 02109	7,649,315		5.89%	—	—	7,649,315	5.85%

	Beneficial Ownership(1)
	Common Stock		Series B Convertible Preferred Stock		Common Shares on an As-Converted Basis
Identity of Owner or Group	Shares	% Ownership	Shares	% Ownership	Shares	% Ownership
All Directors and Officers as a Group (9 persons)	10,440,369	8.01%	—	—	10,440,369	7.95%
Total Shares Outstanding	129,832,190
Adjusted for Preferred Shares Conversion
Series B, if Converted, Additional Shares	1,000,000
Adjusted Common Shares (If Converted)	130,832,190

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 19, 2008 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 129,832,190 shares of common stock and 10,000 shares of Series B convertible preferred stock outstanding on April 5, 2009.

(2)
Includes 9,618 shares held in Kratos' 401(k) Plan, 8,542 shares purchased through the Kratos Employee Stock Purchase Plan, and 1,975,000 shares subject to options exercisable within 60 days from April 5, 2009.

(3)
Includes 9,567 shares held in Kratos' 401(k) Plan, 5,696 shares purchased through the Kratos Employee Stock Purchase Plan, and 400,000 shares subject to options exercisable within 60 days from April 5, 2009.

(4)
Includes 6,118 shares purchased through the Kratos Employee Stock Purchase Plan.

(5)
Includes 10,183 shares held in Kratos' 401(k) Plan, 458 shares purchased through the Kratos Employee Stock Purchase Plan, and 122,588 shares subject to options exercisable within 60 days from April 5, 2009.

(6)
Includes 110,000 shares subject to options exercisable within 60 days from April 5, 2009.

(7)
Includes 188,000 shares subject to options exercisable within 60 days of April 5, 2009. Includes 2,554 shares of common stock held directly by Mr. Carano, 14,828 shares of common stock held by Oak Investment Partners VI, L.P., 346 shares of common stock held by Oak VI Affiliates Fund, L.P., 1,402,084 shares of common stock held by Oak Investment Partners IX, Limited Partnership, 14,942 shares of common stock held by Oak IX Affiliates Fund, Limited Partnership, 33,655 shares of common stock held by Oak IX Affiliates Fund-A, Limited Partnership, 48,597 shares held by Oak IX Affiliates, LLC, 3,828,058 shares of common stock held by Oak Investment Partners X, Limited Partnership, 61,445 shares of common stock held by Oak X Affiliates Fund, Limited Partnership. Bandel Carano is a general partner of Oak Investment Partners VI, L.P., Oak VI Affiliates Fund, L.P., Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak IX Affiliates, LLC, Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. Mr. Carano has indirect ownership of these shares and has shared power to vote and dispose of these shares. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners VI, L.P., Oak VI Affiliates Fund, L.P., Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak IX Affiliates, LLC, Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P.

(8)
Includes 120,000 shares subject to options exercisable within 60 days from April, 5, 2009.

(9)
Includes 110,000 shares subject to options exercisable within 60 days from April 5, 2009.

(10)
Includes 13,333 shares subject to options exercisable within 60 days from April 5, 2009.

(11)
These securities are owned by various individual and institutional investors, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Securities Authorized for Issuance Under Equity Compensation Plans

        Information about our equity compensation plans as of December 28, 2008 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Shareholders(1)	13,632	$3.05	11,479
Equity Compensation Plans Not Approved by Shareholders(2)	1,204	$4.80	2,224
Total	14,836		13,704

(1)
Includes 1997 Stock Option Plan, 1999 and 2005 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1998 Digital Fusion, Inc. Stock Option Plan, 1999 Digital Fusion, Inc. Stock Option Plan, 2000 Digital Fusion, Inc. Stock Option Plan, and Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan.

(2)
Includes 2000 Non-Statutory Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the "Reporting Persons"), to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 28, 2008, and the information provided to us by the Reporting Persons, we believe that the Reporting Persons complied with Section 16(a) during the 2008 fiscal year, except that (i) Mr. Liberatore filed a late report on Form 4 covering one transaction and a late report on Form 3 covering two transactions, (ii) Mr. Bates filed one late report on Form 4 covering one transaction and one late report on Form 4 covering two transactions, and (iii) Mr. Carano filed a late report on Form 4 covering one transaction.

 PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board currently consists of six members (each, a "Director"), four of whom are currently independent directors within the meaning of the listing standards of the Nasdaq Global Select Market, and all of whom are standing for re-election to the Board at the Annual Meeting. The Directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

        Our Board has designated the persons named below as nominees for election of Directors. All nominees are currently serving as Directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2010 Annual Meeting of Stockholders.

Vote Required

        Each Director is elected by a plurality of the votes cast with regard to the election of Directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named below, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of voting with respect to the election of Directors. Each of the nominees has indicated that he is willing and able to serve as a Director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

Information Regarding Directors

Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	50	Audit Committee (Chair) Nominating and Corporate Governance Committee
Bandel Carano	47	Compensation Committee Nominating and Corporate Governance Committee
Eric DeMarco	45
William Hoglund	55	Audit Committee Nominating and Corporate Governance Committee (Chair)
Scot Jarvis	48	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Samuel Liberatore	71

Scott Anderson

        Scott Anderson, age 50, has been a Director since February 1997. Since 1997, Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern. Since 1998, Mr. Anderson has also been a principal of Cedar Grove Investments, LLC, a private seed capital firm. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the

Acquisitions and Development group. Mr. Anderson served on the board of directors of SunCom Wireless until its acquisition by T-Mobile in February 2008 and currently serves on the boards of directors of mInfo, Inc., GotVoice, Inc., CosComm International, Inc., Globys, Inc. and Anvil Corp. Mr. Anderson is a member of the control groups of Von Donop Inlet PCS, LLC and LCW Wireless, LLC, both wireless licensees. He holds a B.A. in History from the University of Washington, Magna Cum Laude, and a J.D. from the University of Washington Law School, with highest honors.

Bandel Carano

        Bandel Carano, age 47, originally served as a Director from August 1998 to June 2001, and re-joined the Kratos Board in October 2001. Since 1987, he has been a general partner of Oak Investment Partners, a multi-stage venture capital firm. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the boards of directors of Airspan Networks, Inc. and FiberTower Corporation, the supervisory board of Tele Atlas N.V. and the board of directors of numerous private companies, including MobiTV, NeoPhotonics, nLight Photonics, Tensilica and Visto Corporation. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Carano was nominated and elected as one of Kratos' Directors pursuant to the terms of a purchase agreement among Kratos and certain of its stockholders in connection with the sale of Kratos' Series A Convertible Preferred Stock in October 2001.

Eric DeMarco

        Eric DeMarco, age 45, joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed a Director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to coming to Kratos, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation ("Titan"), a Delaware corporation. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco holds a Bachelor of Science in Business Administration and Finance, Summa Cum Laude, from the University of New Hampshire.

William Hoglund

        William Hoglund, age 55, has been a Director since February 2001. Mr. Hoglund is also a member of Safeboats International, LLC. From 1996 to 2000 Mr. Hoglund served as the Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund was also a director of Nextel Communications, Inc. and Nextlink Communications, Inc. Mr. Hoglund holds a B.A. in Management Science and German Literature from Duke University and an MBA from the University of Chicago.

Scot Jarvis

        Scot Jarvis, age 48, joined our Board in February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership, and currently is its managing member. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., a McCaw investment firm. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served as its president. He also served as a regional president for Nextel Communications. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications up until it was sold to AT&T. Mr. Jarvis serves on the corporate boards of Cantata Technology, Inc., Wavelink Corporation, Visto Corporation, SkyPipeline and Slingshot Sports. Mr. Jarvis holds a B.A. in Business Administration from the University of Washington.

Samuel Liberatore

        Samuel Liberatore, age 71, joined our Board in January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenue to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems (Madison Research) division until he retired in December of 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the United States Army where he held a variety of positions related to weapons system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a B.S. in Mathematics from Loyola College, Baltimore and an M.S. in Guided Missile Engineering from the University of Texas, El Paso.

Director Independence

        Please refer to the section headed "CORPORATE GOVERNANCE—Our Corporate Governance Practices—Corporate Governance Guidelines" above for details regarding Director independence.

Compensation of Directors

        Please refer to the section headed "DIRECTOR COMPENSATION" below for details regarding compensation of our Directors.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

        We are asking our stockholders for approval to amend our Amended and Restated Certificate of Incorporation to consolidate the number of issued and outstanding shares of Common Stock (the "Reverse Stock Split"), provided that the ratio (the "Ratio) for the Reverse Stock Split is not less than one (1) new, post-Reverse Stock Split share of Common Stock of the Company ("New Common Share") for each ten (10) shares of Common Stock outstanding nor more than one New Common Share for each twenty (20) shares of Common Stock outstanding. The Board of Directors believes that by reducing the number of shares of Common Stock outstanding through the Reverse Stock Split and thereby proportionately increasing the per share price of the Company's Common Stock, the Company's Common Stock may be more appealing to institutional investors and institutional funds. The Board of Directors also believes that the stockholders may also benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investment funds and lower trading costs.

        The Reverse Stock Split will become effective at the time (referred to as the "Effective Time") of the filing of the Certificate of Amendment with the Delaware Secretary of State. Beginning at the Effective Time, each Common Stock certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of New Common Shares.

        Approval of this proposal by the stockholders will provide the Board with the authority to proceed with the Reverse Stock Split. Acting pursuant to such approval, the Board would have the discretion to fix the exact Ratio of the Reverse Stock Split, provided that the Ratio may not be less than one-for-ten nor greater than one-for-twenty. Prior to effecting the Reverse Stock Split, the Company will provide notice of the record date for the Reverse Stock Split in accordance with the Delaware General Corporation Law and the rules of the U.S. Securities and Exchange Commission and the Nasdaq Stock Market. If the stockholders approve the Reverse Stock Split proposal, the Board shall have the authority to cause the Company to file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the Company's existing Amended and Restated Certificate of Incorporation in substantially the form as can be found at Appendix A to this Proxy Statement. The Reverse Stock Split will not change the percentage of Common Stock outstanding that any stockholder holds, except for any changes as a result of the treatment of fractional shares.

        The Board reserves its right to elect not to proceed, and abandon, the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Purpose of the Reverse Stock Split

        The purpose of the Reverse Stock Split is to attempt to increase the per share trading value of our Common Stock. The Board intends to effect the proposed Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Common Stock, and only if the implementation of a Reverse Stock Split is determined by the Board to be in the best interest of the Company and our stockholders. If the trading price of our Common Stock increases materially without a Reverse Stock Split, the Board may exercise its discretion not to implement a reverse split.

        We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a Reverse Stock Split, we believe we may be able to raise our Common Stock price to a level where our Common Stock would be viewed more favorably by potential investors.

        Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a Reverse Stock Split should reduce this concern.

        The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our Common Stock.

        Our Common Stock currently trades on the Nasdaq Global Select Market under the symbol "KTOS". The Nasdaq Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that our Common Stock must maintain a trading price that is greater than or equal to $1.00 per share. This requirement has been temporarily suspended, but the extension is due to expire on July 20, 2009. Today, Kratos meets all of the Nasdaq Global Select Market's continued listing criteria, except for the minimum trading price requirement. Our Common Stock has traded below $1.00 per share each trading day from February 17, 2009 through the date of this Proxy Statement. If the temporary suspension of the minimum bid price criterion is not extended, we may be subject to delisting for failure to satisfy this criterion. We believe that approval of this proposal would provide our Board with the ability to meet the continued listing standard in the future to the extent that our Common Stock price would not otherwise meet the minimum trading requirement.

        If the Reverse Stock Split is effected, we will make all required filings with the Nasdaq Stock Market to ensure the continued listing and trading of our Common Stock on the NASDAQ Global Select Market following the split.

Certain Risk Factors Associated with the Reverse Stock Split

If the Reverse Stock Split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all the Kratos Common Stock at the then market price) after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

        There can be no assurance that the market price per new share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on                         , 2009 of $                        per share, if the Reverse Stock Split was implemented and approved for a Reverse Stock Split ratio of 1-for-10, there can be no assurance that the post-split market price of our Common Stock would be $                        or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

A decline in the market price of our Common Stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of our Common Stock could be adversely affected following such a Reverse Stock Split.

        If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Impact of the Proposed Reverse Stock Split if Implemented

        If approved and effected, the Reverse Stock Split will be realized simultaneously for all of our Common Stock, and the Ratio will be the same for all of our Common Stock. The Reverse Stock Split will affect all holders of Kratos Common Stock uniformly and will not affect any stockholder's percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving cash in lieu of fractional shares. As described below, holders of our Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-Reverse Stock Split holders of our Common Stock to the extent there are concurrently stockholders who would otherwise receive less than one share of Common Stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares). However, because the number of authorized shares of Common Stock will not be reduced, the Reverse Stock Split will increase the Board's ability to issue authorized and unissued shares without further stockholder action. After the Reverse Stock Split, the number of authorized shares of Common Stock will be 195,000,000 shares and the number of unissued shares of Common Stock would be approximately 182,016,781 shares if the ratio selected by the Board is 1-for-10, and approximately 188,508,390 shares if the ratio selected by the Board is 1-for-20. We do not have any current plans, proposals or arrangements (written or otherwise) to issue any additional shares other than pursuant to equity plans currently in existence.

        Based upon the total number of our issued and outstanding shares of Common Stock and Preferred Stock as of April 5, 2009, the following table illustrates the approximate effects of various Reverse Stock Split Ratios on the post-split numbers of issued and outstanding shares:

	Common Stock(1)	Common Stock issuable upon the Conversion of Series B Preferred Shares	Total Outstanding As-Converted Shares of Common Stock
Outstanding Shares as of April 5, 2009	129,832,190	1,000,000	130,832,190
1 for 10 Reverse Stock Split	12,983,219	100,000	13,083,219
1 for 11 Reverse Stock Split	11,802,926	90,909	11,893,835
1 for 12 Reverse Stock Split	10,819,349	83,333	10,902,682
1 for 13 Reverse Stock Split	9,987,091	76,923	10,064,014
1 for 14 Reverse Stock Split	9,273,727	71,428	9,345,156
1 for 15 Reverse Stock Split	8,655,479	66,666	8,722,146
1 for 16 Reverse Stock Split	8,114,511	62,500	8,177,011
1 for 17 Reverse Stock Split	7,637,187	58,823	7,696,011
1 for 18 Reverse Stock Split	7,212,899	55,555	7,268,455
1 for 19 Reverse Stock Split	6,833,273	52,631	6,885,904
1 for 20 Reverse Stock Split	6,491,609	50,000	6,541,609

    (1)
    The post-split share numbers are approximate due to the rounding down of fractional share amounts that will occur in connection with a Reverse Stock Split.

In addition to the reduction in the total number of outstanding shares set forth in the preceding table, the principal effects of the Reverse Stock Split will be that:

  •
  proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the Reverse Stock Split;

  •
  proportionate adjustments will be made to the number of shares of Series C Preferred Stock that will be purchasable upon the exercise of the rights granted to holders of Common Stock pursuant to our Stockholder Rights Agreement; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

In addition, the Reverse Stock Split will increase the number of holders of our Common Stock who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. The number of stockholders of record after the split is expected to be approximately 500.

Fractional Shares

        We will not issue fractional certificates for New Common Shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by the Ratio will be entitled, upon surrender to the exchange agent of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the Reverse Stock Split) of our Common Stock as reported on The Nasdaq Global Select Market during each of the five (5) trading days preceding the Effective Time. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our Common Stock on such days or other prices determined by our Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

        After the Reverse Stock Split, stockholders will have no further interest in the Company with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

        If a stockholder does not hold sufficient shares of our Common Stock to receive at least one share in the Reverse Stock Split and wants to continue to hold our Common Stock after the Reverse Stock Split, a stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

  1)
  purchase a sufficient number of shares of our Common Stock so that the stockholder holds at least an amount of shares of our Common Stock in their account prior to the Reverse Stock Split that would entitle the stockholder to receive at least one New Common Share; or

  2)
  if applicable, consolidate the stockholder's accounts so that the stockholder holds at least an amount of shares of our Common Stock in one account prior to the Reverse Stock Split that would entitle the stockholder to receive at least one New Common Share. Shares held in registered form (that is, by the stockholder in the stockholder's name according to our stock records maintained by our transfer agent) and shares held in "street name" (that is, shares held by a stockholder through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where a stockholder resides, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter holders of our Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Registered and Beneficial Holders of our Common Stock

        Upon the Reverse Stock Split, we intend to treat shares held by stockholders in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in "street name". However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered "Book-Entry" Holders of our Common Stock

        Registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        If a stockholder holds registered shares in book-entry form, no action needs to be taken to receive New Common Shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to New Common Shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of New Common Shares held following the Reverse Stock Split.

        If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder's registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the Reverse Stock Split and the date payment is received.

Effect on Registered Certificated Shares

        Our transfer agent, Wells Fargo Shareholder Services, will act as exchange agent for purposes of implementing the exchange of registered certificated shares of our Common Stock. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing New Common Shares in accordance with the procedures to be set forth in a letter of transmittal the exchange agent will send to stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-Reverse Stock Split shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Common Shares.

        No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

        The Reverse Stock Split will not affect the par value of our Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

        The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Kratos with another company. However, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our Amended and Restated Certificate of Incorporation. Other than the proposal for the Reverse Stock Split, the Board does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences Of the Reverse Stock Split

        The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, and judicial and administrative decisions and rulings as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. In particular, this discussion deals only with shareholders that hold our Common Stock as capital assets within the meaning of the Code (generally, property held for investment). In addition, this discussion does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our Common Stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States for U.S. tax purposes. This discussion may not apply to stockholders who acquired their Common Stock as compensation.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Common Stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of Common Stock that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

        Except with respect to cash received in lieu of fractional shares (as discussed in the paragraph below), no gain or loss should be recognized by a stockholder on the exchange of pre-Reverse Stock Split shares for New Common Shares pursuant to the Reverse Stock Split. In general, stockholders receiving cash in lieu of fractional shares should be deemed to have received such fractional shares and then exchanged such shares for the amount of cash received. Stockholders will have the same aggregate tax basis in their New Common Shares (including any fraction of a New Common Share deemed received) as in their pre-Reverse Stock Split shares. Each stockholder's holding period for the New Common Shares (including any fraction of a New Common Share deemed received) will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

        Stockholders who receive cash in lieu of fractional shares generally should recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis allocated to the fractional shares deemed received. Such gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the stockholder's holding period exceeds one year as of the Effective Time.

        The foregoing discussion is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. Nor does this discussion bind the Internal Revenue Service or any court. Moreover, this summary is not a complete analysis of all potential U.S. federal income tax consequences and does not address any non-income, foreign, state or local tax consequences. Accordingly, you are urged to consult your own tax advisors about the application of the U.S. federal income tax laws to your particular situation and applicable non-income, state, local and foreign tax consequences.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve the authorization of the Board to effect the Reverse Stock Split by amendment of our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AUTHORIZATION OF THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our Board has selected Grant Thornton LLP ("Grant Thornton") as our independent auditors for the fiscal year ending December 27, 2009 and has further directed that management submit the selection of independent auditors for ratification by our stockholders at our annual meeting. Grant Thornton has audited our financial statements since July 2005. Representatives of Grant Thornton are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Grant Thornton as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

Audit and All Other Fees

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 28, 2008 by Grant Thornton is compatible with maintaining the auditor's independence.

        The following table sets forth the aggregate fees for services provided to us by Grant Thornton for the fiscal years ended December 31, 2007 and December 28, 2008:

	Fiscal 2007	Fiscal 2008
Audit Fees(1)	$2,287,000	$948,350
Audit-Related Fees(2)	—	14,312
Tax Fees(3)	—	—
All Other Fees(4)	—	3,150

TOTAL	$2,287,000	$965,812

    (1)
    Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. The amount for 2007 includes $587,000 related to fees for compliance with the Sarbanes-Oxley Act. In 2008 Grant Thornton performed an integrated audit and these fees were not separately identified. The amount for 2008 includes $108,312 for Registration Statements of Forms S-4 and S-8.

    (2)
    Audit-Related Fees consist of fees billed by Grant Thornton for the review of Grant Thornton's work papers by external parties.

    (3)
    Tax Fees consist of fees billed and expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice; international tax compliance, planning and advice; review of federal, state, local and international income franchising and other tax returns.

    (4)
    All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Kratos' independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

        Since July 2005, each new engagement of Grant Thornton has been approved in advance by the Audit Committee.

Vote Required and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 27, 2009

REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Grant Thornton is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. Grant Thornton also reviews our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee oversees our financial reporting process and internal control structure on behalf of the Board. The Audit Committee met six times during 2008, including meeting regularly with Grant Thornton and our internal auditors, both privately and with management present.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton the audited and interim financial statements, including Management's Discussion and Analysis, included in the Company's Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

  •
  our critical accounting policies;

  •
  the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of our accounting principles;

  •
  the clarity and completeness of financial disclosures;

  •
  the effectiveness of our internal control over financial reporting, including management's and Grant Thornton's reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2008;

  •
  items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by Grant Thornton;

  •
  the annual management letter issued by Grant Thornton, management's response thereto and other material written communications between management and Grant Thornton;

  •
  unadjusted audit differences noted by Grant Thornton during its audit of our annual financial statements; and

  •
  the potential effects of regulatory and accounting initiatives on our financial statements.

        In connection with its review of our annual consolidated financial statements, the Audit Committee also discussed with Grant Thornton other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as modified or supplemented (communication with audit committees) and those addressed by Grant Thornton's written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

        The Audit Committee is responsible for the engagement of the independent auditors and has appointed Grant Thornton to serve in that capacity since July 2005. In connection therewith, the Audit Committee:

  •
  reviewed Grant Thornton's independence from the Company and management, including Grant Thornton's written disclosures described above;

  •
  reviewed periodically the level of fees approved for payment to Grant Thornton and the pre-approved non-audit services it has provided to us to ensure their compatibility with Grant Thornton's independence; and

  •
  reviewed Grant Thornton's performance, qualifications and quality control procedures.

        Among other matters, the Audit Committee also:

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  consulted with management and Grant Thornton with respect to our processes for risk assessment and risk management;

  •
  reviewed the adequacy of certain of our financial policies;

  •
  reviewed and approved our policy with regard to the hiring of former employees of the independent auditors;

  •
  reviewed and approved our policy for the pre-approval of audit and permitted non-audit services by the independent auditors;

  •
  received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

  •
  reviewed with management the scope and effectiveness of our disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of our financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

  •
  reviewed significant legal developments and our processes for monitoring compliance with law and Company policies.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 for filing with the SEC. The Audit Committee also recommended, and the Board has approved, the selection of Grant Thornton as our independent auditors for 2009.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

 OUR EXECUTIVE OFFICERS

        Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any Director or executive officer and any other Directors or executive officers. Set forth below is information regarding our executive officers as of April 5, 2009.

Name	Position	Age	Year Appointed
Eric DeMarco	Chief Executive Officer and President	45	2003
Deanna Lund	Senior Vice President and Chief Financial Officer	41	2004
Laura Siegal	Vice President, Corporate Controller and Acting Secretary	46	2006
Howard Bates	President, Government Solutions Segment	55	2008

        The term of office of each executive officer is until his or her respective successor has been elected and duly qualified, or until his or her earlier death, resignation or removal. Historically, our Board has elected officers annually at its first meeting following the Annual Meeting of Stockholders.

        Mr. DeMarco's biographical information is included with those of the other members of our Board, under the section headed "Proposal 2—Election of Directors," above.

        Ms. Lund has served as Kratos' Senior Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President of The Titan Corporation from July 1998 to 2004, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received her bachelor's degree in accounting from San Diego State University, Magna Cum Laude, and is a Certified Public Accountant.

        Mr. Bates has served as President of the Kratos Government Solutions segment since December 2008. Prior to joining Kratos, Mr. Bates was the Founder and a board member of Haverstick Consulting, Inc., with operational responsibility for the entire business, from 1994 until its merger with Kratos in 2007. Following the merger, Mr. Bates continued to lead Kratos' Haverstick Consulting Division. In August 2008, he assumed responsibility for our ATS Division in addition to his Haverstick Consulting Division responsibilities. Prior to founding Haverstick Consulting, Inc., Mr. Bates held senior leadership positions in sales management, program management, marketing management and consulting at Digital Equipment Corporation from 1980 through 1994, in both commercial and federal markets. He has extensive industry experience in working directly with military, state and federal government agencies, as well as commercial customers. Mr. Bates holds a B.A. in Finance and an MBA from Xavier University with a dual concentration in Management Information Systems and Marketing with Honors.

        Ms. Siegal has served as Kratos' Vice President and Corporate Controller since April 2006, Treasurer since July 2008, and Acting Secretary since January 2008. Prior to that time, she served as our Vice President, Finance and Risk Management since September 2004. Ms. Siegal joined Kratos in August 2000 and served as our Treasurer from December 2003 through March 2006, our Director of Corporate Planning from August 2002 to December 2003, Director of Financial Planning and Analysis from January 2001 to August 2002, and Director of Purchasing from August 2000 to January 2001. Throughout her career, Ms. Siegal has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Ms. Siegal received a bachelor's degree in Economics from the University of California, San Diego.

        Mr. Liberatore retired as an executive officer of Kratos effective on December 31, 2008 and was subsequently appointed to our Board on January 23, 2009. Mr. Liberatore's biographical information is included with those of the other members of our Board, under the section headed "Proposal 2—Election of Directors," above.

Certain Relationships and Related Party Transactions

        Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Kratos was or is a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person's immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Under its charter, the Audit Committee of our Board is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers of Kratos during the last completed fiscal year.

Compensation Program Objectives and Philosophy

        The Compensation Committee of our Board, which we refer to in this section as the "Committee," currently oversees the design and administration of the executive compensation program at Kratos. The Committee has adopted an executive compensation policy that has as its primary objective serving our stockholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. The Committee's primary objectives in structuring and administering the executive compensation policy are to:

  •
  attract, motivate and retain talented and dedicated executive officers;

  •
  tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and

  •
  reward individual performance; and reinforce business strategies and objectives for enhanced stockholder value.

        The Committee evaluates both performance and compensation of employees to ensure that we have the ability to attract and retain employees and that compensation provided to employees remains competitive relative to the compensation paid to similarly situated employees of peer companies. The Committee endeavors to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

        The principal elements of the current executive compensation program are base salary, annual incentive cash bonus awards, long-term equity incentives in the form of restricted stock units, other benefits and perquisites, post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change in control. Other benefits and perquisites at Kratos consist of life and health insurance benefits and a qualified 401(k) savings plan equivalent to those offered to all employees.

        The Committee views these components of compensation as related but distinct. Although the Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on compensation for similar positions at peer companies, the Committee's view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

        The Committee has historically performed, at least annually, a strategic review of our executive officers' compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Committee's most recent review occurred in November 2008.

        Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our chief executive officer and vice president of human resources. For compensation decisions relating to executive officers other than the chief executive officer, the Committee typically considers recommendations from the chief executive officer. When determining compensation for the chief executive officer, the Committee takes into account, but does not rely solely upon, the recommendation of the chief executive officer. Compensation for the chief executive officer is determined by discussions among and action by the members of the Committee acting in consultation with the other independent members of the Board and market data obtained on behalf of the Committee.

        It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the company from deducting the compensation of officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe that our 1999 and 2005 Equity Incentive Plans (the "Equity Plans") are structured to qualify the stock options, restricted shares and stock unit awards issued thereunder as performance-based compensation and to maximize the tax deductibility of such awards. However, we may at our discretion pay compensation to our officers that is non-deductible.

Base Compensation

        We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually and salary increases, if any, are based on the executive's success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by us. We also take into account the base compensation paid by companies believed to be our competitors and by other public companies with which we believe we generally compete for key executives within our market and geographical region. The base salary of our chief executive officer is reviewed and recommended by the Committee acting in consultation with the other independent members of our Board.

        In April 2008, the Committee applied the above principles and decided to maintain the executive officers' salaries at their current levels through the remainder of 2008, with the exception of Ms. Siegal, whose base salary was increased from $205,000 to $225,000 commensurate with her various roles and responsibilities and in connection with her increased duties as Acting Secretary. In November 2008, the Committee applied the above principles in connection with a review of peer companies' executive compensation policies and again determined to maintain the executive officers' salaries at current levels through 2009, except with respect to Mr. Bates, whose base salary was increased from $250,000 to $300,000 effective January 1, 2009 in connection with his promotion to, and increased responsibilities as, Segment President of Kratos Government Solutions.

Retention Cash Bonus Awards

        All members of our corporate management team (including all named executive officers other than Messrs. Bates and Liberatore, who were eligible to receive performance based awards under our annual cash bonus award program) were eligible to receive cash retention awards in 2008 under our retention cash bonus awards program (the "Retention Program"). In establishing the Retention Program, the Committee considered the continuing significant challenges faced by our corporate management team related to, among other things, (i) the refocusing of our business as a defense contractor and security systems integrator for the federal government and state and local agencies, (ii) ongoing matters relating to historical legal issues, (iii) the implementation of our growth strategy through acquisitions and related integration activities and (iv) ongoing securities litigation. The Committee also considered the critical importance of retaining Mr. DeMarco, Ms. Lund and Ms. Siegal to the Company and the multiple roles each of these executives performs for the Company. In particular, the Committee considered the fact that most comparable companies had much larger executive teams performing the functions allocated to Mr. DeMarco, Ms. Lund and Ms. Siegal. The Committee was influenced by the fact that Mr. DeMarco effectively performed the role of chief executive officer, president and chief operating officer and many of the functions typically handled by executives in charge of corporate development and strategy, mergers and acquisitions and investor relations at comparable companies. Similarly, Ms. Lund and Ms. Siegal performed functions typically assigned to a corporate treasurer, senior vice president of finance and planning and corporate risk manager at comparable companies. Further, the vacancy in our general counsel position required each of these executives to perform additional duties that increased their level of commitment and responsibility to our Company. Finally, the Committee acknowledged that each of these executives possessed vital institutional knowledge that could not be quickly or effectively replaced in the event that any of them were to resign, and as a result the Committee placed the highest priority on designing a retention bonus program that would motivate these executives to remain with the Company. The Committee determined in November 2008 that the Retention Program should be continued through 2009 in order to retain key executive officers through our ongoing and demanding transition period.

        The cash awards under the Retention Program vested over the course of fiscal year 2008, with the last vesting date occurring on December 28, 2008, and were paid out in increments over this period and during the first quarter of 2009. These awards were offered based upon the significant critical contributions delivered prior to and during the transformation of the Company as well as expected future performance and contributions, including those in relation to addressing ongoing historical legal matters and continued growth of the Company within an aggressive time frame. Because the awards are based upon these critical contributions to the Company's success, they are contingent upon continued employment through the vesting period. If the eligible executive officer's employment were to have terminated during fiscal year 2008, the executive officer would have forfeited all subsequent payouts. The value of the award for each executive officer was determined at the recommendation of the chief executive officer based on an assessment of the retention risk for each eligible executive officer and such individual's expected impact on the future success and growth of the Company and their roles in addressing the historical matters.

        The following table sets forth the awards and vesting periods for each of the named executive officers under the Retention Program.

Named Executive Officer	Vesting June 28, 2008	Vesting September 28, 2008	Vesting December 28, 2008	Total Possible Payments
Eric DeMarco	$220,000	$110,000	$220,000	$550,000
Deanna Lund	114,375	57,188	114,375	285,938
Howard Bates(1)	—	—	—	—
Laura Siegal	45,000	22,500	45,500	112,500
Samuel Liberatore(1)	—	—	—	—

    (1)
    Messrs. Bates and Liberatore were not eligible to participate in the Retention Program, as they were instead eligible to receive performance based awards under our annual cash bonus award program.

Annual Cash Bonus Awards

        All employees are eligible for an annual cash bonus award based upon achievement or contributions to the Company. The executive officers who do not participate in the Retention Cash Bonus Award program and other key members of our management have the opportunity to receive incentive compensation in the form of annual discretionary bonuses of cash based upon the achievement of certain individual and company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 25% to 100% of the executive officer's salary. In determining the appropriate level of target bonus for each officer, the Committee considers the recommendation of the chief executive officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's achievement of specific financial targets for the fiscal year, which typically include a combination of EBITDA, cash flow, revenues, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational objectives. In order to receive any award on the financial targets, a minimum threshold must be achieved. Once achieved, the executive would typically receive a pro rata percentage of his or her bonus target based on linear interpolation. Generally, the executive will not receive any of the company performance-based portion of the target bonus if the financial metrics fall below the minimum achievement threshold.

        The Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions and industry trends. In addition, the Committee and/or Chief Executive Officer may approve cash bonuses outside of the cash bonus plan. For example, the Committee and/or Chief Executive Officer may approve bonus awards in connection with an executive officer's efforts and accomplishments with respect to our strategic initiatives and milestones, and such bonus awards may overlap with or be in addition to bonus awards under the cash bonus plan.

        Mr. Bates, who serves as president of our Government Solutions segment and Mr. Liberatore, who previously served as president of our Madison Research Division, were the only named executive officers eligible to participate in the above cash bonus award plan for fiscal year 2008. Under the plan, Mr. Bates was eligible to receive up to a maximum of $250,000, or 100% of his annual salary, and Mr. Liberatore was eligible to receive up to a maximum of $126,000, as his target bonus. They were each eligible to receive up to 15% of their annual target bonus amount if they achieved certain individualized performance goals including improvement in identifying, winning and retaining new business through implementation of better processes, achievement of consistently high customer satisfaction, aggressive management of overhead costs and utilization rates, limitation of unallowable usage compared to budgets, improvement of voluntary retention, improvement of division proposal skills, and support of corporate initiatives, and 85% of their annual target bonus amount if we achieved certain financial targets such as reaching earnings per share goals, and each of their respective business segments achieving EBITDA, revenue, win rate, and cash collection goals. In April 2009, under the cash bonus award plan for 2008, Mr. Liberatore and Mr. Bates received cash payments equal to $33,750 and $30,000, respectively, based on meeting financial and individual objectives. Mr. Liberatore retired as an employee effective December 31, 2008 and was subsequently appointed to our Board in January 2009.

        During fiscal year 2008, the Committee did not establish a cash bonus award plan for our named executive officers other than Messrs. Bates and Liberatore. Instead, the annual cash bonus awards for all other named executive officers were replaced for fiscal year 2008 with the cash awards under the Retention Program described in detail above. As a result, Mr. DeMarco, Ms. Lund and Ms. Siegal did not participate in our cash bonus award plan in 2008. As described above, the Committee has decided to continue the Retention Program for these executive officers in 2009. The Committee expects to reestablish a cash bonus award plan for all executive officers for fiscal year 2010, consistent with such plans implemented in prior years.

Equity Compensation

        We believe that equity ownership by our executive officers provides important incentives for such officers to make decisions and take actions that maximize long-term stockholder value. The Committee develops its equity award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, provide sufficient incentives to build stockholder value and align the interests of our executive officers with those of our stockholders, and are sufficient to retain, motivate and adequately award each of our executives. This judgment is based in part on information provided by reviewing the equity compensation practices of companies believed to be our competitors and by other public companies with which we believe we generally compete for key executives.

        We grant equity compensation to our executive officers and other employees under our Equity Plans. Most initial equity awards vest over a four-year period from the date of grant, with 25% vesting on the first anniversary of the date of grant and the balance vesting monthly over a three-year period. Subsequent equity awards to employees with over one year of service vest on a monthly basis over a four-year period. Our equity awards typically have a 10-year contractual term. In addition, as of April 1, 2008, our employees, including our executive officers, are able to purchase shares of our Common Stock under our 1999 Employee Stock Purchase Plan.

        The Committee reviews and approves all grants made to our officers under the Equity Plans and in connection with the initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the position of the grantee within our company, the overall number of options actually granted to the optionee in the past and the extent of vesting of prior grants. In general, the option grants are also subject to post-termination and change-in-control provisions. In January 2007, for various business reasons, we generally discontinued the use of stock options as a form of equity compensation and instead began to issue restricted stock units on a limited basis. No options were granted to executive officers during fiscal years 2006, 2007 or 2008.

        Beginning in fiscal year 2007, the Board adopted a policy of equity ownership to our executive officers through restricted stock units. These restricted stock units vest at the earlier of (i) ten years from the date of grant, (ii) upon a change in control of the company, or (iii) upon termination of employment without cause. Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, on January 4, 2008, we granted restricted stock unit awards as follows:

Grantee Officer	No. Restricted Stock Unit Awards Granted
Eric DeMarco	450,000
Deanna Lund	100,000
Laura Siegal	22,500
Samuel Liberatore	20,000

        In addition, on January 2, 2009, the Committee granted further restricted stock unit awards set forth in the table below, which for Mr. DeMarco, Ms. Lund and Ms. Siegal vest at the earlier of (i) ten years from the date of grant, (ii) upon a change in control of the company, or (iii) upon termination of employment without cause and for Mr. Bates vests (i) annually over five years, (ii) upon a change in control of the company, or (ii) upon termination of employment without cause.

Grantee Officer	No. Restricted Stock Unit Awards Granted
Eric DeMarco	300,000
Deanna Lund	200,000
Howard Bates	200,000
Laura Siegal	50,000

Executive Benefits and Perquisites

        All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

        Pursuant to employment agreements with Mr. DeMarco and Mr. Bates and severance and change in control agreements with Ms. Lund and Ms. Siegal, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination or a change in control. Severance and change in control provisions are summarized below in the section headed "Employment Agreements; Potential Payments upon Termination or Change in Control." The Committee's analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.

COMPENSATION COMMITTEE REPORT(1)

(1)
The material in this Compensation Committee report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before, on or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Compensation Committee reviews and approves Kratos' compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Bandel Carano William Hoglund Scot Jarvis, Chairperson

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent directors. None of the members of the Compensation Committee is or has ever been one of our officers or employees. No interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other entity.

SUMMARY COMPENSATION INFORMATION

Summary Compensation Table

        The following table summarizes the total compensation earned by each of our named executive officers for fiscal years 2008, 2007 and 2006. In setting the individual components of compensation for each of our named executive officers, the Compensation Committee reviews not only the individual elements of compensation, but also total compensation, including the value of equity compensation.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Award(s) ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2008	440,000	—	429,150	—	550,000	51,018	(4)	1,470,168
President and Chief Executive	2007	440,000	—	295,466	—	550,000	12,750		1,298,216
Officer	2006	373,465	200,000	—	1,988,385	—	12,750		2,574,600
Deanna Lund	2008	305,000	—	88,702	—	285,938			679,640
Senior Vice President and Chief	2007	305,000	—	59,841	—	285,938			650,779
Financial Officer	2006	261,767	82,500	—	550,716	—	—		894,983
Howard Bates	2008	250,000	—	39,132	—	30,000	402,500	(5)	721,632
President, Kratos Government	2007	—	—	—	—	—	—		—
Solutions Segment	2006	—	—	—	—	—	—		—
Laura Siegal	2008	225,000	—	19,588	—	112,500	—		357,088
Vice President, Corporate	2007	205,000	—	13,464	—	102,500	—		320,964
Controller, Secretary and Treasurer	2006	181,118	37,000	—	120,602	—	—		338,720
Samuel Liberatore	2008	210,000	—	16,587	—	33,750	—		260,337
Former President, Madison	2007	190,000	—	8,358	—	126,146	—		324,504
Research Division	2006	—	—	—	—	—	—		—

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above.

(2)
The amounts shown in columns (e) and (f) represent the compensation costs of restricted stock unit awards and stock options for financial reporting purposes for fiscal years 2006, 2007 and 2008 under FAS 123(R), rather than an amount paid to or realized by the named executive officer. A discussion of the relevant fair value assumptions is set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008. We caution that the amount ultimately realized from the restricted stock unit awards and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

(3)
Represents bonuses under the annual and retention cash bonus plans to named executive officers earned in the referenced fiscal year as described in further detail above. Annual cash bonus awards under the cash bonus plan are typically paid based on the achievement of certain individual and Kratos performance objectives approved by the Compensation Committee as described in further detail above. Retention cash bonus award criteria are described in further detail above. For fiscal year 2008, the chief executive officer, not the Compensation Committee, determined individualized and company performance objectives for Messrs. Bates' and Liberatore's cash bonus awards.

(4)
Represents the taxable income attributable to Mr. DeMarco for his use of a company automobile in the referenced fiscal year in the amount of $12,750 and a cash payout of $38,268 for paid time off in 2008.

(5)
Represents negotiated bonus payments in the amounts of (i) $250,000, with respect to Mr. Bates' performance of services for Haverstick Consulting, Inc. in connection with, and contingent upon the closing of, its merger with Kratos, and (ii) $146,000, based upon Mr. Bates' 2007 performance assessed under certain criteria determined prior to Kratos' acquisition of Haverstick Consulting, Inc. and $6,500 taxable income attributable to Mr. Bates for an automobile allowance in the referenced fiscal year.

Grants of Plan-Based Awards

        The following table sets forth for the fiscal year ended December 28, 2008, certain information regarding grants of plan-based awards to each of our named executive officers.

(a)			(c)	(d)	(e)	(i)	(l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)	Target ($)(1)	Maximum ($)
Eric DeMarco	1/3/2008		—	440,000	550,000
	1/4/2008					450,000	927,000
Deanna Lund	1/3/2008		—	228,750	285,938
	1/4/2008					100,000	206,000
Howard Bates	12/31/2007	(4)				75,000	176,250
	N/A		—	125,000	250,000
Laura Siegal	1/3/2008		—	90,000	112,500
	1/4/2008					22,500	46,350
Samuel Liberatore	N/A		—	126,000	126,000
	1/4/2008					20,000	41,200

(1)
Amounts shown in column (d) are the estimated possible payouts for fiscal year 2008 under the Retention Bonus Program set forth above for Mr. DeMarco, Ms. Lund and Ms. Siegal, and under the annual cash bonus program for Messrs. Bates and Liberatore, based on certain assumptions. Bonus payments for Mr. DeMarco, Ms. Lund and Ms. Siegal under the Retention Bonus Program may exceed the target amount up to a maximum of 125% based on retention of such executives for the full fiscal year. The actual bonuses awarded to the named executive officers for the 2008 fiscal year are reported in the above Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation."

(2)
Amounts shown in column (i) represent restricted stock unit awards to the named executive officers in fiscal year 2008 as more fully described above.

(3)
Amounts shown in column (l) represent the FAS 123(R) "fair value" of such restricted stock unit awards to the named executive officers on the date of grant.

(4)
Issued in connection with Mr. Bates' new employment agreement executed at the closing of the Haverstick Consulting, Inc. acquisition on December 31, 2007 for employment effective as of fiscal year 2008.

Outstanding Equity Awards at December 28, 2008

        The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 28, 2008, as well as the number of outstanding unvested shares of restricted stock held by our named executive officers as of December 28, 2008.

(a)	(b)	(e)		(f)	(g)	(h)
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)		Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(8) (#)	Market Value of Shares or Units of Stock That Have Not Vested(10) ($)
Eric DeMarco	1,250,000	6.19	(3)	11/17/2013
	500,000	6.05	(7)	8/18/2014
	225,000	5.38	(7)	8/9/2015
					1,931,250	2,375,437.50
Deanna Lund	200,000	6.19	(4)	4/20/2014
	100,000	6.05	(7)	8/18/2014
	100,000	5.38	(7)	8/9/2015
					400,000	492,000.00
Howard Bates					75,000	92,250.00
Laura Siegal	5,088	4.47		10/1/2011
	36,000	4.23		4/30/2012
	20,000	6.19	(5)	5/23/2013
	18,000	6.19	(5)	10/2/2013
	8,500	6.05	(6)	8/19/2015
	35,000	5.38	(6)	8/9/2015
					90,000	110,700.00
Samuel Liberatore	20,000	2.08	(9)	10/3/2016	32,500	39,975.00

(1)
All options listed are fully vested and exercisable except for Mr. Liberatore as further described below.

(2)
Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents option shares originally granted to Mr. DeMarco on November 17, 2003 with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $10.00 per share. The option was cancelled and re-issued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(4)
Represents option shares originally granted to Ms. Lund on April 20, 2004 with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $10.00 per share. These options were cancelled and re-issued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of Kratos' closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(5)
Represents option shares that were originally granted to Ms. Siegal on May 23, 2003 with respect to which the vesting was accelerated on September 19, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $8.00 per share. The option was cancelled and re-issued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the Nasdaq Global Select Market on December 30, 2005.

(6)
Represents option shares originally granted to Ms. Siegal on October 2, 2003, with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the company with an exercise price of more than $10.00 per share.

(7)
Represents option shares granted to Ms. Lund, Ms. Siegal and Mr. DeMarco with respect to which the vesting was subsequently accelerated on December 29, 2006, when the Board of Directors approved the acceleration of vesting of all outstanding options issued prior to June 30, 2006 under the 1999 Equity Incentive and 2000 Nonqualified Stock Option Plans.

(8)
Amounts listed in column (g) reflect restricted stock unit awards to the named executive officers outstanding at December 28, 2008 as described more fully above, including 1,931,250 shares for Mr. DeMarco, 400,000 shares for Ms. Lund, and 90,000 shares for Ms. Siegal, and 20,000 shares for Mr. Liberatore, all of which vest at the earlier of (a) 10 years from the date of grant; (b) upon a change in control of the issuer; or (c) upon termination of employment without cause, and 75,000 shares for Mr. Bates all of which vest annually over a four year period on the anniversary of the date of grant and 20,000 shares for Mr. Liberatore all of which vest annually over five years on the anniversary of the date of grant.

(9)
Represents option shares granted to Mr. Liberatore in connection with the acquisition of Madison Research Corporation in October 2006, all of which vested or will vest over a four year period as follows: 25% annually on the first anniversary of the date of grant; and then monthly over the remaining three years of the vesting period.

(10)
Amounts listed in column (h) represent the aggregate market value of the unvested restricted stock units awards held by the named executive officers as of December 28, 2008 based on the closing price of a share of Kratos common stock of $1.23 on December 26, 2008.

Option Exercises and Stock Vested

        There were no exercises of stock options by our named executive officers during fiscal year 2008, and no shares of restricted stock held by our named executive officers vested in fiscal year 2008.

Employment Agreements; Potential Payments Upon Termination or Change in Control

        In addition to other compensation arrangements described elsewhere in this Proxy Statement, we have entered into agreements with four of our named executive officers as follows:

        On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco in connection with his duties as an executive of the company. The agreement was amended and restated on August 4, 2008. Among other things, the terms of the amended and restated agreement provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Mr. DeMarco is terminated without cause, he will be entitled to a lump sum equal to three times the sum of his current base salary, plus three times his target bonus potential for the year, less any bonus already received for such year, vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for one year or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 50% of all outstanding and unvested equity awards. Furthermore, Mr. DeMarco shall also be entitled to the severance compensation described above should Mr. DeMarco's employment be terminated as a result of such change in control.

        If Mr. DeMarco had been terminated on December 28, 2008 without cause or in connection with a change in control, he would have received the following benefits under his employment agreement: (i) a lump sum payment of $2,970,000, equal to three times his current base salary and three times his target bonus potential for the year, (ii) the accelerated vesting of his restricted stock unit awards with an aggregate market value on December 28, 2008 of $2,375,437, (iii) continued participation by Mr. DeMarco and his family in the company's group health insurance benefits on the same terms as during his employment until the earlier of one year following his termination or procurement of health care coverage through another employer, provided that if the company's insurance carrier will not allow for such benefits continuation the company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with an aggregate annual cost of $11,588.

        Under Mr. DeMarco's agreement, a change in control is deemed to have occurred in the event of any one of the following occurrences: (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transaction, of more than 50% of the company's outstanding voting securities; (ii) a merger or consolidation of the company with or into another entity after which the company's stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) a sale of all or substantially all of the company's assets; or (iv) the change in the majority of the Board of Directors pursuant to a successful hostile proxy contest.

        On March 28, 2005, we entered into a Severance and Change in Control Agreement with Ms. Lund, which was subsequently amended and restated on March 28, 2006. The agreement was further amended and restated on August 4, 2008. The terms of this amended and restated agreement provide that upon a change in control of the company, Ms. Lund shall be entitled to accelerated vesting of 50% of all of her outstanding and unvested stock options and any applicable stock appreciation rights. Upon the one-year anniversary of a Change in Control or a Triggering Event (as defined below), whichever occurs first, all remaining unvested stock options and applicable stock appreciation rights shall be fully vested. Additionally, in the event of a termination without cause Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and any applicable stock appreciation rights.

        The Severance and Change in Control Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause, she is entitled to (A) severance compensation equal to one year of her base salary then in effect, (B) continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, and (C) the vesting of any then unvested stock options held by her or (ii) if she voluntarily resigns after a change in control as a result of a material change in the nature of her role or job responsibilities or the relocation of her principal place of work to a location more than 30 miles from her work location immediately prior to the change in control (each of which we refer to as a

"Triggering Event"), she is entitled to: (A) severance compensation, equal to two years of her base salary then in effect, plus her maximum bonus amount for two years and (B) continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation.

        A "Change In Control" is deemed to have occurred in the event of (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of transactions, of more than 50% of the outstanding voting securities of the company; (ii) a merger or consolidation of the company with or into another entity after which the stockholders of the company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) any action or event that results in the Board of Directors consisting of fewer than a majority of Incumbent Directors ("Incumbent Directors" refers to directors who either (A) are directors of the company as of the date of the Change in Control Agreements, or (B) are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination); or (iv) a sale of all or substantially all of the assets of the Company.

        Under her Severance and Change in Control Agreement, if Ms. Lund had been terminated without cause on December 28, 2008, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $305,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $8,466, and the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 28, 2008 of $492,000. If Ms. Lund had voluntarily resigned on December 28, 2008 following a Triggering Event and a Change in Control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,067,500 (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $16,933, and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 28, 2008 of $492,000.

        On July 12, 2007, we entered into a Severance and Change in Control Agreement with Ms. Siegal, which was subsequently amended and restated on August 4, 2008, providing that, upon a change of control Ms. Siegal shall be entitled to (i) the immediate vesting of 50% of all stock options and any applicable stock appreciation rights granted to Ms. Siegal that remain unvested as of the date of the change in control and (ii) the vesting of the remaining stock options and stock appreciation rights on the earlier of the one year anniversary date of the change of control or the termination of, or resignation by, Ms. Siegal as a result of certain triggering events following the change in control.

        In addition, if following a change of control Ms. Siegal is terminated without cause, Ms. Siegal shall be entitled to receive a severance payment equal to nine months of her base salary and, if needed, her then current health insurance coverage at the then current employee cost during the nine month period following such termination. If Ms. Siegal resigns from the Company as a result of certain triggering events following a change in control, Ms. Siegal is entitled to receive a severance payment equal to nine months of her base salary plus her maximum bonus amount for such nine month period and, if needed, her then current health insurance coverage at the then current employee cost during the nine month period following such resignation. Further, in the event that Ms. Siegal is terminated without cause, Ms. Siegal is entitled to the immediate vesting of 100% of all stock options and stock appreciation rights granted to Ms. Siegal as of the date of such termination.

        Under her Severance and Change in Control Agreement, if Ms. Siegal had been terminated without cause on December 28, 2008, she would have received the following benefits: (i) severance compensation equal to nine months of her base salary then in effect, in the amount of $168,750

(ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination totaling $648 and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 28, 2008 of $110,700. If Ms. Siegal had voluntarily resigned on December 28, 2008 following a Triggering Event and a Change in Control she would have received the following benefits: (i) severance compensation equal to nine months of her base salary and target bonus then in effect in the amount of $236,250 (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination totaling $648, and (iii) the accelerated vesting of her restricted stock unit awards with an aggregate market value on December 28, 2008 of $110,700.

        On December 31, 2007, we entered into an Employment Agreement with Mr. Bates in connection with his initial duties as an executive of a Kratos subsidiary. Among other things, the terms of the agreement provide for Mr. Bates' compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Mr. Bates terminates his employment for Good Reason (as defined in the agreement), he will be entitled to receive a severance payment equal to (i) his base salary through December 31, 2010, (ii) a bonus as though he had remained employed through December 31, 2010, provided the bonus is earned based on financial targets, (iii) continuation of premiums and benefits with respect to health, disability and welfare plans, with an annual aggregate cost of $9,019, as though Mr. Bates had remained employed through December 31, 2010, and (iv) the accelerated vesting of his restricted stock unit awards with an aggregate market value on December 28, 2008 of $92,250. Additionally, in the event that there is a change of control of Haverstick Consulting, Inc., a subsidiary of the Company, resulting in a material diminution in Mr. Bates' position, authority or responsibilities, Mr. Bates shall be entitled to receive a bonus amount equal to his then-current salary, as well as any additional applicable severance compensation described above should Mr. Bates' employment be terminated as a result of such change in control. Under certain circumstances, Mr. Bates is also eligible to receive an additional severance payment of $250,000 based on the non-renewal or shortened renewal term of his employment agreement.

        If Mr. Bates had terminated his employment for Good Reason on December 28, 2008, he would have received the following severance benefits under his employment agreement: (i) a payment in the amount of $750,000, equal to his base salary through December 31, 2010 and his target bonus potential through December 31, 2010 (assuming the financial and other bonus requirements are met, in the event that Mr. Bates had exceeded his financial targets his total severance would have been $1 million), (ii) continuation of premiums and benefits with respect to health, disability and welfare plans as though Mr. Bates had remained employed through December 31, 2010, totaling $18,038, and (iii) the accelerated vesting of his restricted stock unit awards with an aggregate market value on December 28, 2008 of $92,250. If such termination had been in connection with a change in control of Haverstick Consulting, Mr. Bates would have received an additional payment of $250,000.

        Under Mr. Bates' agreement, a change in control is deemed to have occurred in the event of any one of the following occurrences: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company; provided, however, that, following such occurrence, the stockholders of the Company immediately prior to such occurrence do not retain (x) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company, or (y) in the case of part (iii), the entity to which the assets of the Company were transferred.

 DIRECTOR COMPENSATION

        The following table summarizes the quarterly retainer and committee fees payable to our non-employee Directors during the fiscal year ended December 28, 2008. All such fees are paid quarterly in arrears.

Quarterly Retainer	$3,500
Audit Committee Chair	$3,000
Audit Committee Chair Regular Meeting Fee	$2,000
Audit Committee Chair Calls	$1,000
Other Audit Committee Matters	$1,000 to $4,000 (as determined by the Chairman of the Board)
Committee Chair Retainer	$1,000
Board Meetings	$4,000
Board Conference Calls	$2,000
Committee Meetings	$1,000
Committee Conference Calls	$ 500
Annual Restricted Stock Unit Award	10,000 shares

        Our Directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

Director Summary Compensation Table

        The following table summarizes the total compensation that our Directors (other than directors who are named executive officers) earned during the fiscal year ended December 28, 2008 for services rendered as members of our Board.

(a)	(b)		(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Scott Anderson(2)	62,000		10,917	—	72,917
Bandel Carano(3)	29,000	(4)	—	20,156	49,156
William Hoglund(5)	52,000		10,917	—	62,917
Scot Jarvis(6)	47,500		10,917	—	58,417

    (1)
    The amounts shown in columns (c) and (d) represent the compensation costs of restricted stock unit awards and stock options for financial reporting purposes for fiscal year 2008 under FAS 123(R), rather than an amount paid to or realized by our Directors. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2008 fiscal year. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and sales.

    (2)
    Mr. Anderson has outstanding options to purchase 110,000 shares as of December 28, 2008.

    (3)
    Mr. Carano has outstanding options to purchase 172,090 shares as of December 28, 2008.

    (4)
    Includes fully vested stock options granted to Mr. Carano in lieu of accrued Director's fees as follows:

    a.
    February 27, 2008, stock option to purchase 5,148 shares of common stock in lieu of $10,500 accrued Directors Fees, which option is fully vested, has an exercise price of $2.04 per share and expires on February 27, 2018.

    b.
    May 21, 2008, stock option to purchase 3,056 shares of common stock in lieu of $5,500 accrued Directors Fees, which option is fully vested, has an exercise price of $1.80 per share and expires on May 16, 2018;

    c.
    September 18, 2008, stock option to purchase 2,942 shares of common stock in lieu of $5,500 accrued Directors Fees, which option is fully vested, has an exercise price of $1.87 per share and expires on September 18, 2018; and

    d.
    November 5, 2008, stock option to purchase 5,173 shares of common stock in lieu of $7,500 accrued Directors Fees, which option is fully vested, has an exercise price of $1.45 per share and expires on November 5, 2018.

    (5)
    Mr. Hoglund has outstanding options to purchase 120,000 shares as of December 28, 2008.

    (6)
    Mr. Jarvis has outstanding options to purchase 110,000 shares as of December 28, 2008.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4810 Eastgate Mall, San Diego, California 92121 or call Matthew Colvin at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric DeMarco President and Chief Executive Officer

 APPENDIX A

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

        Kratos Defense & Security Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

  FIRST:    The name under which the Corporation was originally incorporated was Wireless Facilities, Inc.

  SECOND:    The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was July 7, 1997.

  THIRD:    The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 142 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph (A) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

    "A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is two hundred million (200,000,000) shares. One hundred ninety five million (195,000,000) shares shall be Common Stock, each having a par value of one thousanth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one thousanth of one cent ($0.001). Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment to Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [*] shares of this corporation's Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of this corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the fair market value of the Common Stock as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware as determined by this corporation's Board of Directors."

  FOURTH:    This Certificate of Amendment to Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Kratos Defense & Security Solutions, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of                        , 2009.

By:	Eric M. DeMarco, President and Chief Executive Officer

*
By approving this amendment, stockholders will approve the combination of any number of shares of Common Stock between and including 10 and 20 into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-1

Kratos Defense & Security Solutions, Inc.
4810 Eastgate Mall
San Diego, CA 92121

ANNUAL MEETING OF STOCKHOLDERS
June 4, 2009
10:00 a.m.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2009

        The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. ("Kratos") and the accompanying proxy statement, and hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxyholders (the "Proxyholders") of the undersigned, with full power of substitution, to vote all of the shares of stock of Kratos which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held at our offices at 4810 Eastgate Mall San Diego, CA 92121 on June 4, 2009, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 and 3. THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on reverse side.)

(continued and to be signed on other side)

[KRATOS LOGO]

Wells Fargo Bank, N.A. Shareowner Services 161 Concord Exchange North South St. Paul, MN 55075

VOTE BY INTERNET—www.proxyvote.com
Use of the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Kratos Defense & Security Solutions, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kratos Defense & Security Solutions, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote by Phone or Internet, Please do not mail your Proxy Card
You can view the Proxy Statement on the internet at: www.kratosdefense.com

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Management recommends a vote FOR the nominees for director listed below.

Vote on Directors		For All	Withhold All	For All Except
1.	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	☐	☐	☐

Nominees for Directors:	01-Scott Anderson 02-Bandel Carano 03-Eric DeMarco 04-William Hoglund 05-Scot Jarvis 06-Samuel Liberatore	Instructions: To withhold authority to vote for any indicated nominee, mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Management recommends a vote FOR Proposal 2.
Vote on Proposal

		For	Against	Abstain
2.	To approve an amendment to the Kratos Amended and Restated Certificate of Incorporation effecting a Reverse Stock Split of Kratos' Common Stock	☐	☐	☐

Management recommends a vote FOR Proposal 3.
Vote on Proposal

		For	Against	Abstain
3.	To ratify the selection of Grant Thornton LLP as Kratos' independent registered public accounting firm for its fiscal year ending December 27, 2009.	☐	☐	☐
4.	In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated.    ☐

	Yes	No
Please indicate if you plan on attending this Annual Meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on June 4, 2009
PROXY STATEMENT For Annual Meeting of Stockholders to be held on June 4, 2009
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT(1)
SUMMARY COMPENSATION INFORMATION
DIRECTOR COMPENSATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KRATOS DEFENSE & SECURITY SOLUTIONS, INC.